Exhibit 99.1

FOR IMMEDIATE RELEASE January 11, 2011

Contact Information Below

CoreLogic Announces Agreement to Acquire Australian Firm RP Data

Acquisition Positions CoreLogic for International Growth in Asia-Pacific Region

SANTA ANA, Calif., Jan. 11, 2011—CoreLogic (NYSE: CLGX), a leading provider of information, analytics and business services, announced today an agreement with the independent board of directors of RP Data Limited (ASX: RPX) “RP Data” to recommend to RP Data shareholders the acquisition by CoreLogic of all of the outstanding shares of the company for a price of A$1.65 per share plus assumption of existing debt. In conjunction with the transaction, RP Data proposes to declare a special dividend of A$0.05 per share to shareholders of record at the close of the transaction. CoreLogic currently holds a 40-percent equity interest in RP Data which it has acquired over the past four-and-a-half-years at an average price of A$1.08 per share. The total purchase price is A$194 million and consists of A$149 million for the remaining 60-percent equity and the assumption of A$45 million of bank debt. The transaction is subject to shareholder and regulatory approval and is projected to close in the second quarter of 2011.

On December 23, 2010, CoreLogic announced the sale of its Employer and Litigation Support businesses for $265 million with the stated intent to redeploy those proceeds into strategic acquisitions. The acquisition of RP Data significantly expands the international footprint of CoreLogic and serves as a platform for broader expansion into the Asia-Pacific Region. This acquisition further positions CoreLogic to be a global leader in consumer, property and financial information, analytics and business services.

RP Data, headquartered in Brisbane, Australia, is the leading provider of residential and commercial property information throughout Australia and New Zealand. Additionally, the company is the largest supplier of electronic property valuations and consumer reports in Australia. RP Data serves more than 10,000 clients including a significant market penetration with real estate agents, appraisers and financial institutions in Australia and New Zealand. For RP Data financial year ending June 30, 2011, RP Data has provided EBITDA guidance of A$30 million to A$32 million.

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CoreLogic intends to fund its estimated A$194 million cash obligation for the transaction with current cash and proceeds from the company’s existing credit facility. CoreLogic anticipates the transaction will be modestly EPS accretive in 2011.

“We are pleased to have reached agreement with the independent board of directors of RP Data to recommend our purchase of the company,” said Anand Nallathambi, president and CEO of CoreLogic. “We are excited about the opportunity to partner with the management of RP Data to continue its growth in Australia and New Zealand and further expand the company into the Asia-Pacific region. During the four-and-a-half-year partnership with RP Data, CoreLogic has witnessed a compounded annual revenue growth of more than 30 percent for RP Data; successfully deployed the CoreLogic market-leading automated valuation models, fraud analytics and property data solutions through a strategic alliance with RP Data; and seen RP Data’s successful launch of consumer products and services, which are expected to be a growth area in the future. The Asia-Pacific region represents an attractive long-term growth opportunity for CoreLogic and we believe the RP Data acquisition is an integral part of that growth strategy.”

RP Data Chairman Mr. Ian Fraser said, “RP Data is a company with great intellectual property, excellent products and services. It has an outstanding management team which has grown the business on customer-led principles and innovation. The independent directors recommend that our shareholders vote in favor of the CoreLogic proposal.”

Macquarie Capital and Clayton Utz are advising CoreLogic.

O’Sullivan Partners and Allen & Overy are advising RP Data.

Certain statements made in this press release, including, but not limited to, those related to the projected closing date of the transaction, the outlook, estimated financial performance and estimated 2011 EBITDA of RP Data, CoreLogic’s intended sources of funding for the acquisition, the anticipated accretive nature of the transaction to CoreLogic and the growth prospects for RP Data and CoreLogic are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may contain the words “believe,” “anticipate,” “continue,” “expect,” “plan,” “potential,” “predict,” “estimate,”

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FOR IMMEDIATE RELEASE January 11, 2011

“outlook,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, but are not limited to, the ability to obtain approval for the transaction by the RP Data shareholders and to obtain required regulatory approvals, market and financial conditions which may impact the financial performance of RP Data and general economic conditions as well as those risks are set forth in the CoreLogic Current Report on Form 8-K filed on June 1, 2010 and Part I, Item 1A of the most recent CoreLogic Annual Report on Form 10-K, as updated by the CoreLogic Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

About CoreLogic

CoreLogic is a leading provider of consumer, financial and property information, analytics and services to business and government. The company combines public, contributory and proprietary data to develop predictive decision analytics and provide business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built the largest and most comprehensive U.S. real estate, mortgage application, fraud, and loan performance databases and is a recognized leading provider of mortgage and automotive credit reporting, property tax, valuation, flood determination, and geospatial analytics and services. More than one million users rely on CoreLogic to assess risk, support underwriting, investment and marketing decisions, prevent fraud, and improve business performance in their daily operations. Formerly, the information solutions group of The First American Corporation, CoreLogic began trading under the ticker CLGX on the NYSE on June 2, 2010. The company, headquartered in Santa Ana, Calif., has more than 10,000 employees globally with 2009 revenues of $2 billion. For more information visit www.corelogic.com.

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About RP Data

RP Data is the number one provider of property information, analytics and risk management services in Australia and New Zealand. Through its expansive database comprising of 150 million property records, it attracts a strong and loyal customer base ranging from real estate agents, finance and banking organisations, Government and consumers. RP Data combines public, contributory and propriety data to develop decision-making analytics, coupled with its business services that bring insight and transparency to property markets. Backed by 30-years of business service history, RP Data is the holder of the country’s largest residential and commercial property database; this provides an excellent platform to electronically value every single property in Australia on a weekly basis - on average 30 million valuations are generated each month. Across Australia and New Zealand, RP Data employs a 350-strong team of professional staff in 10 locations. For more information visit www.rpdata.com.

CoreLogic is a registered trademark of CoreLogic.

CoreLogic contacts:

Media Contact:	Investor Contact:
Alyson Austin	George Scott
Corporate Communications	Investor Relations
714-250-6180	714-250-5685
newsmedia@corelogic.com	investor@corelogic.com

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